Exhibit 99.1

Saba Investor Relations: Peter Williams – pwilliams@saba.com – Tel. +1-650-581-2599

Centra Investor Relations: Kristine Mozes – kmozes@centra.com — Tel. +1-781-869-4162

Saba And Centra Stockholders Approve Merger

REDWOOD SHORES, Calif. and LEXINGTON, Mass., January 26, 2006 – Saba (NASDAQ: SABA), a leading provider of human capital management (HCM) solutions, and Centra Software, Inc. (NASDAQ: CTRA), a leading provider of software and services for online learning and training, today announced that their respective stockholders approved Saba’s previously announced combination with Centra at special meetings held by each company on January 26, 2006.

The combination of the two companies is expected to extend Saba’s market leadership within the enterprise learning software industry. Centra’s collaborative learning offering and Saba’s enterprise learning management suite are complementary and together provide the industry’s first complete enterprise learning solution. Combined, the two companies serve 1,100 customer organizations, including over 50 of the Fortune 100.

Saba and Centra expect to close the transaction on January 31, 2006, subject to satisfaction of customary closing conditions. Centra shares will cease trading at the close of market on January 31, 2006 and will be de-listed from Nasdaq at that time.

About Saba

Saba (NASDAQ: SABA) is a leading provider of integrated Human Capital Management (HCM) solutions. Saba enables The Aligned Enterprise™ by aligning goals, developing and motivating people, and measuring results — driving greater organizational performance.

More than 10 million current users in over 150 countries use Saba today. Customers include ABN AMRO, Alcatel, Bank of Tokyo-Mitsubishi, BMW, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Scotiabank, Sprint, Standard Chartered Bank, Swedbank and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has 20 offices worldwide. For more information, please visit www.saba.com or call (+ 1) 877-SABA-101 or (+1) 650-779-2791.

About Centra

Online learning and training solutions from Centra create workforce efficiencies and enable organizations to share and exchange business-critical information with geographically distributed customers, partners, prospects and employees. Centra enables groups to work faster and more effectively by automating critical learning and training initiatives online through virtual classrooms, online meetings and Web conferences. From enterprise-application training and support to workforce development and more, Centra’s software and services help organizations deliver critical information and skills to support their most challenging business initiatives. Currently available in nine languages, Centra solutions can be deployed as on-site software or through its ASP service. Organizations across every major industry and market sector choose Centra, including Wyndham International, Weyerhaeuser, Underwriters Laboratories, BMW and Stanford University. Headquartered in Lexington, Massachusetts, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the creation of the world’s largest enterprise learning software company in the industry, the timing of the closing of the transaction, the extension of Saba’s market leadership within the enterprise learning software industry, creating the first vendor to offer a complete learning software solution and the cessation of trading and delisting of Centra shares from Nasdaq. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the possibility that the market for the sale of certain products and services may not develop as expected, the possibility that the transaction does not close, unanticipated delays and difficulties in obtaining regulatory approvals necessary to close the transaction, the possibility that the parties will be unable to successfully execute their integration strategies or achieve planned synergies, and the possibility that prior to the closing of the transaction, the businesses of both Saba and Centra suffer due to customer uncertainty and other risks that are described in Saba’s and Centra’s Securities and Exchange Commission (SEC) reports including, but not limited to, Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005, Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2005 and November 30, 2005, Current Reports on Form 8-K, Form S-4 filed November 14, 2005, as amended and subsequent filings. Neither Saba nor Centra assume any obligation, and do not intend, to update these forward-looking statements.

Additional Information and Where to Find It

On November 14, 2005, Saba and Centra filed a joint proxy statement/prospectus with the SEC in connection with the merger. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed by Saba or Centra with the SEC because they contain, or will contain, important information regarding Saba, Centra and the merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Saba or Centra with the SEC, may be obtained free of charge from the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of documents filed with the SEC by Saba by contacting Saba Investor Relations, 2400 Bridge Parkway, Redwood Shores, California 94065, (650) 581-2500. Investors may obtain free copies of documents filed with the SEC by Centra by contacting Centra Investor Relations, 430 Bedford Street, Lexington, Massachusetts 02420, (781) 861-7000.

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Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. Centra is a registered trademark of Centra Software, Inc. All other trademarks referenced herein are the property of their respective owners.